================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                  CURENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest reported):  JUNE 26, 2001
                                             -------------


                                 FIREPOND, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                     0-29251                  41-1462409
         --------                     -------                  ----------
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)            Identification No.)


   890 WINTER STREET, WALTHAM, MASSACHUSETTS                     02451
   -----------------------------------------                     -----
   (Address of principal executive offices)                    (Zip Code)




Registrant's telephone number, including area code:  (781) 487-8400
                                                     --------------

ITEM 5.  OTHER EVENTS.

         On June 26, 2001, Firepond announced an offer to allow its directors and certain eligible employees to exchange outstanding stock options for new stock options. All current employees and directors of Firepond and its subsidiaries, other than those employees who have notified Firepond of their intention to terminate their service relationship with Firepond, or have been notified that their service relationship has been or will be terminated, are eligible to participate in the offer. Firepond is not giving individuals who are consultants or former employees the opportunity to exchange their outstanding options.

         Firepond anticipates accepting the stock options tendered for exchange on July 26, 2001 and granting the new stock options on July 27, 2001. The new stock options will have an exercise price equal to the market price on the grant date. The number of options to be granted will be equal to three-fourths of the number of options that are tendered and accepted for exchange. If any of the options that are tendered for exchange are vested and exercisable on the date Firepond cancels the options accepted for exchange, a number of new options equal to three-eighths of such vested and exercisable options tendered for exchange will be vested and exercisable on the date Firepond grants the new options. The remainder of the new options, unlike the options tendered for exchange (which generally vest and become exercisable in equal annual installments over a four year period beginning on the grant date), will vest and become exercisable in equal monthly installments over a three year period beginning on the grant date of the new options.

         As of June 25, 2001, options to purchase 11,787,398 shares of Firepond common stock were issued and outstanding under its option plans, of which options to purchase 9,059,772 shares were held by either eligible employees or eligible directors. If Firepond receives and accepts tenders of all outstanding eligible options, Firepond will grant new options to purchase a total of approximately 6,794,829 shares of its common stock. The common stock issuable upon exercise of the new options will equal approximately 17.5% of the total shares of Firepond's common stock outstanding as of June 25, 2001.

         Firepond will incur a compensation expense as a result of the transactions contemplated by the offer because the new options will have an exercise price lower than the exercise price of the options tendered for exchange. The new option grants will be treated for financial reporting purposes as a variable award. Accordingly, Firepond will be required to record as a compensation expense, chargeable against its reported earnings, all increases in the fair value of those options, including any appreciation in the market price of the underlying option shares, which occurs between the grant date of that option and the date the option is exercised for those shares or otherwise terminates unexercised. The greater the increase in the market value of Firepond's common stock following the date of grant, the greater the compensation expense.

                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FIREPOND, INC.



                                        /s/ Paul K. Mcdermott
                                        ----------------------------------------
Date:  June 28, 2001                    Name:  Paul K. McDermott
                                        Title:  Chief Financial Officer